EXHIBIT 99.1

Tularik Inc.

SPECIAL MEETING OF STOCKHOLDERS

                    ,                     , 2004

             a.m. local time

1120 Veterans Boulevard

South San Francisco, CA 94080

Tularik Inc. 1120 Veterans Boulevard South San Francisco, California 94080	proxy

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders,                     , 2004.

The undersigned hereby appoints David V. Goeddel, Ph.D., William J. Rieflin and Valerie L. Pierce, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Tularik Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters 1120 Veterans Boulevard, South San Francisco, California 94080, on                     ,                     , 2004 at              a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-XXX-XXXX—QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on , 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.xxxxxx.com/tlrk/—QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on , 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Tularik Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposal 1

1.  To approve and adopt (i) the merger of Tularik Inc. (“Tularik”) with and into Arrow Acquisition, LLC (“Merger Sub”), a wholly-owned subsidiary of Amgen Inc. (“Amgen”), (ii) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 28, 2004, by and among Amgen, Merger Sub and Tularik and (iii) the transactions contemplated by the Merger Agreement.

☐ For	☐ Against	☐ Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box Please sign exactly as name appears at left. Joint owners should each sign personally. Persons signing in a representative capacity should indicate the capacity in which they sign.